UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2016, Discovery Communications, LLC (“DCL”) completed its registered offering of $500 million aggregate principal amount of its 4.900% Senior Notes due 2026 (the “Notes”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of March 8, 2016, among DCL, Discovery Communications, Inc. (“Discovery”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the several underwriters named therein.

The Notes bear interest at a rate of 4.900% per year and will mature on March 11, 2026. Interest on the Notes is payable on March 11 and September 11 of each year, beginning on September 11, 2016.

Prior to December 11, 2025, DCL may, at its option, redeem some or all of the Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after December 11, 2025, DCL may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption. The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, as supplemented by a ninth supplemental indenture, dated as of March 11, 2016, among DCL, Discovery and U.S. Bank National Association, as trustee. The indenture and the ninth supplemental indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the indenture and the ninth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009 and the ninth supplemental indenture, which is attached hereto as Exhibit 4.1, are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to DCL, has issued an opinion to DCL, dated March 11, 2016, regarding the legality of the Notes and the Guarantee upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Ninth Supplemental Indenture, dated as of March 11, 2016, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

4.1	Ninth Supplemental Indenture, dated as of March 11, 2016, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)